SECURITY AGREEMENT Stocks, Bonds and Possessory Collateral		DATE OF AGREEMENT 05/10/2004
DEBTOR NAME AND ADDRESS	PLEDGOR NAME AND ADDRESS	LENDER NAME AND ADDRESS
SBL Corporation P.O. Box 705 Oklahoma City, OK 73101	Linda F. Rappaport 1992 Trust	The Bank Of The West Oklahoma City Branch 4801 Gaillardia Parkway, Suite 190 Oklahoma City, OK 73142
I. GRANT OF SECURITY INTEREST. For value received, the Undersigned whether one or more (hereinafter individually referred to as “Debtor” or “Pledgor” as their capacities are above set forth) hereby grants to Lender named above a security interest in the property described in Paragraph II, which property is hereinafter referred to collectively as “Collateral.” This security interest is given to secure all the obligations of the Debtor and of the Pledgor to lender as more fully set forth in Paragraphs III and IV hereof. If the Collateral includes a certificate of deposit maintained with Lender, Lender may place a hold on such certificate(s) of deposit.

For purposes of this Agreement, any term used in the Uniform Commercial Code, as adopted and revised from time to time in the State of Oklahoma (“UCC”), and not defined in this Agreement has the meaning given to the term in the UCC. Debtor’s location (if other than the address reflected above is in the state of _______________.

II. COLLATERAL. The Collateral includes: (A) All specifically described Collateral; (B) All proceeds of Collateral; and (C) Other property as indicated below.
(A)	SPECIFICALLY DESCRIBED COLLATERAL
See Attached Exhibit “A”
(B)
ALL PROCEEDS of the specifically described Collateral regardless of kind, character or form (including, but not limited to, renewals, extensions, redeposits, reissues or any other changes in form of the rights represented thereby), together with any stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock or other property, new securities, or any other property to which Undersigned may hereafter become entitled to receive by reason of the specifically described Collateral; and in the event Undersigned receives any such property, Undersigned agrees immediately to deliver same to Lender to be held by Lender in the same manner as Collateral specifically described above.

(C)
OTHER PROPERTY which shall be deemed Collateral shall include all dividends and interest paid in cash on the Collateral, provided, however, that Lender at its option may permit such dividends and/or interest to be received and retained by Undersigned, but provided further, that Lender may at any time terminate such permission. Collateral shall further include without limitation, all money, funds, or property owned by Undersigned which is now or which hereafter may be possessed or controlled by Lender whether by pledge, deposit or otherwise.

III. OBLIGATIONS SECURED BY THIS AGREEMENT. The security interest herein granted is given to secure all of the obligations of Debtor or Pledgor to Lender including: (a) The performance of all of the agreements, covenants and warranties of the Debtor or Pledgor as set forth in any agreement between Debtor or Pledgor and Lender; (b) All liabilities of Debtor or Pledgor to Lender of every kind and description including: (1) all future advances, (2) both direct and indirect liabilities, (3) liabilities due or to become due and whether absolute or contingent, and (4) liabilities now existing or hereafter arising and however evidenced; (c) All extensions and renewals of liabilities of Debtor or Pledgor to Lender for any term or terms to which Undersigned hereby consents; (d) All interest due or to become due on the liabilities of Debtor or Pledgor to Lender; (e) All expenditures by Lender involving the performance of or enforcement of any agreement, covenant or warranty provided for by this or any other agreement between the parties; and (f) All costs, attorney fees, and other expenditures of Lender in the collection and enforcement of any obligation or liability of Debtor or Pledgor to Lender and in the collection and enforcement of or realization upon any of the Collateral.

IV. FUTURE ADVANCES. It is specifically agreed that the obligations of Debtor and Pledgor secured by this Agreement include all future advances by Lender to Debtor as set forth in Paragraph III above.

V. ADDITIONAL PROVISIONS. The Undersigned agrees to the Additional Provisions set forth on page two hereof, the same being incorporated herein by reference.
RECEIPT FOR COLLATERAL	SIGNATURE(S)
By: /s/ Charlie Smith Charlie Smith, Loan Operator	By: /s/ Heidi Brown Shear Heidi Brown Shear, Trustee
Form 0406764 FCHAR12052000120235P                              (C) Copyright 7/97 American Bank Systems

ADDITIONAL PROVISIONS
UNDERSIGNED EXPRESSLY WARRANTS, COVENANTS AND AGREES:
DEBTOR NAME AND ADDRESS
1. Financial Information. All loan applications, balance sheets, earnings statements, other financial information and other representations which have been or may hereafter be, furnished Lender to induce it to enter into or continue a financial transaction with Borrower fairly represent the financial condition of Borrower as of the date and for the period shown therein, and all other information, reports, documents, papers and data furnished to Lender are or shall be, at the time furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give Lender a true and accurate knowledge of the subject matter. There has been no material change in the financial condition of Borrower since the effective date of the last furnished financial information which has not been reported to Lender in writing. (The provisions of this paragraph do not apply to Debtors who are different parties from Borrower.)

2. Furnishing of Information on Collateral. Undersigned will furnish Lender information adequate to identify with accuracy all Collateral in a form and substance and at times as may be requested by Lender. Undersigned will also upon request deliver to Lender true copies of purchase orders, shipping and delivery receipts and invoices evidencing and describing the Collateral. Debtor will execute such documents as Lender may from time to time require to enable Lender to perfect the security interest granted hereby and to receive proceeds of and distributions from or interests in the Collateral.

3. Adequacy of Collateral. After written notice of such fact and within the time specified in such notice, Debtor agrees to deliver to Lender additional collateral satisfactory to Lender, if Lender in its sole discretion determines that the Collateral is inadequate to secure the obligations of Borrower to Lender covered by this Agreement or the Lender deems itself otherwise insecure.

4. Debtor’s Name and Location. Debtor’s exact legal name is as set forth on the reverse side of this Agreement. If Debtor is an individual, Debtor’s principal residence is at Debtor’s address as set forth herein. If Debtor is an entity other than an individual, Debtor’s location (i.e., place of business, chief executive office or state of organization, as the case may be) is in the state reflected for Debtor’s address or as otherwise set forth on the reverse side of this Agreement. Until the Indebtedness is paid in full, Debtor agrees that it will not change its location (for example, its state of incorporation, or its legal name without providing Lender 30 days prior written notice.

5. Control. Debtor will cooperate with Lender in obtaining control with respect to Collateral consisting of: deposit accounts; investment property; letter-of-credit rights; electronic chattel paper.
6. Possession. Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Lender chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in the possession of a third party, Debtor will join with Lender in notifying the third party of Lender’s security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of Lender.
7. Taxes. Undersigned shall promptly pay any and all taxes, assessments and license fees with respect to the Collateral or the use of the Collateral.
8. Sale, Lease or Disposition of Collateral Prohibited. Undersigned shall not sell, transfer, exchange, lease or otherwise dispose of the Collateral or any part thereof or the Undersigned’s rights therein without first obtaining the prior written consent of Lender. The consent of Lender may be conditioned upon any requirements which lender deems to be for its protection; and, it is understood and agreed that such consent will not be deemed to be effective unless and until such requirements and conditions have been fulfilled.
9. Financing Statement. No Financing Statement covering Collateral is on file in any public office. Undersigned agrees to join with Lender in executing one or more Financing Statements, or other instrument of encumbrance, in form satisfactory to Lender, in order to perfect, or to continue perfection of, the security interest of Lender which may arise hereunder.
10. Adequate Insurance. Undersigned at own expense, if required by Lender, shall insure Collateral with companies acceptable to Lender against such casualties and in such amounts as prudent and adequate to protect Lender or as Lender shall require. All insurance policies shall be written for benefit of Undersigned and Lender as their interests appear and such policies or certified copies thereof evidencing same shall be furnished to Lender within ten days of date of this agreement. All policies of insurance shall provide for at least ten days prior written notice of cancellation to Lender. Lender may act as attorney for Undersigned in the procuring of insurance, in making, adjusting, and settling claims under or cancelling such insurance and in endorsing Undersigned’s name on any drafts or checks drawn by insurers of Collateral.

EVENTS OF DEFAULT
Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions, herein called “Events of Default”:

1. Any warranty, covenant, agreement, representation, financial information or statement made or furnished to Lender by or in behalf of Borrower or Debtor to induce Lender to enter into this Agreement, or in conjunction therewith, is violated or proves to have been false in any material respect when made or furnished.

2. Any payment required hereunder or under any note or obligation of Borrower or Debtor to this Lender or to others is not made when due or in accordance with terms of the applicable contract.

3. Borrower or Debtor defaults in the performance of any covenant, obligation, warranty or provision contained in any Loan Agreement or in any other note or obligation of Borrower or Debtor to Lender or to others.

4. The occurrence of any event or condition which results in acceleration of the maturity of any obligation of Borrower or Debtor to Lender to others under any note, indenture, agreement or undertaking.

5. Loss, theft, substantial damage to or destruction of Collateral.

6. The making of any levy against or seizure, garnishment or attachment of any Collateral, the consensual encumbrance thereof, or the sale, lease or other disposition of Collateral without the prior written consent of Lender as required elsewhere in this Agreement.

7. When the judgment of Lender the Collateral becomes unsatisfactory or insufficient in character or value, and upon request Borrower fails to provide additional Collateral as required by Lender.

8. Any time Lender in its sole discretion believes the prospect of payment or performance of any liability, covenant, warranty or obligation of Borrower or Debtor is impaired.

9. The death, dissolution, termination of existence or insolvency of Borrower or Debtor, the appointment of a receiver over any part of Borrower’s or Debtor’s property or any part of the Collateral, as assignment for the benefit of creditors or the commencement of any proceeding under any bankruptcy or insolvency law by or against Borrower or Debtor or any guarantor or surety for Borrower or Debtor.

REMEDIES
Upon the occurrence of an Event of Default, and at any time thereafter, Lender may at its option and without notice or demand to Borrower or Debtor except as otherwise provided by law, exercise any and all rights and remedies provided by the U.C.C., as well as all other rights and remedies possesses by Lender, including, but not limited to:
1. Declare all liabilities secured hereby immediately due and payable, and/or proceed to enforce payment and performance of all liabilities secured hereby.
2. Require Debtor to assemble Collateral or evidence thereof and make it available to Lender at any place designated by Lender which is reasonably convenient to both parties.
3. Repossess the Collateral, and for the purpose Lender is hereby granted authority to enter into and upon any premises on which Collateral or any part may be situated, and remove it as a part of such repossession.
4. Possess all books and records evidencing or pertaining to the Collateral, and for this purpose Lender is hereby given authority to enter into and upon any premises at which such books and records or any part of them may be situated, and to remove them.
5. Apply that portion of the Collateral consisting of cash or cash equivalent items such as checks, drafts or deposited funds against any liabilities of Borrower selected by Lender, and for this purpose Debtor agrees that cash or equivalents will be considered identical to cash proceeds. Lender shall have the right immediately and without further action by it to set all against the liabilities secured hereby all money owed by Lender to Borrower, whether due or not due, and Lender shall be deemed to have exercised such right to set off and to have made a charge against such money at the time of any acceleration upon default even though such charges made are entered on the Lender’s books subsequent thereto.
6. Transfer any of the Collateral or evidence thereof into its own name or that of a nominee and receive the proceeds therefrom and hold the same as security for the liabilities of

Borrower to Lender or apply it on or against any such liability. Lender may also demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, release or realize upon Collateral in its own name or in the name of the Debtor as Lender may determine.

7. Sell or otherwise dispose of the Collateral. Unless Collateral in hole or part is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Borrower and Debtor reasonable notice, as required by law, of the time and place of any public sale, or of the time after which any private sale or other disposition is to be made. Any requirement of notice shall be met if notice is mailed, postage prepaid, to the address provided for herein at least ten days before sale or other disposition or action. Lender shall be entitled to, and Undersigned shall be liable for, all reasonable costs and expenditures incurred in realizing on its security interest, including without limitation, court costs, fees for replevin bonds, storage, repossession costs, repair and preparation costs for sale, selling costs and reasonable attorneys’ fees as set forth in any promissory note. All such costs shall be secured by the Security interest in the Collateral covered herein.

8. Lender shall not be liable for failure to collect any account, enforce any contract right, or for any other act or omission on the part of Lender, its officers, agents or employees, except as the same constitutes a lack of good faith or failure to act in a commercially reasonable manner. Lender shall have acted in a commercially reasonable manner if its action or non-action is consistent with the general usage of lenders in the area of Lender’s location at the time the action or non-action occurs, but this standard shall not constitute disapproval of any procedures which may be otherwise reasonable under the circumstances nor require Lender to take necessary steps to preserve rights against prior parties in an instrument or chattel paper.

GENERAL
1. Expenditures of Lender. At its option and after any written notice to Undersigned required by law, which Undersigned hereby agrees is sufficient if mailed, postage prepaid, to the address of Undersigned provided for herein at least ten days before the commencement of the performance of the duties specified therein, it is agreed Lender may discharge taxes, liens, security interests or other encumbrances on the Collateral and may pay for the repair of any damage to the Collateral, for the maintenance and preservation thereof and for insurance thereon. Undersigned shall be liable for and agrees to pay Lender for all expenditures of Lender for taxes on Collateral, for the discharge of liens, security interests or other encumbrances on the Collateral, for the repair of any damage to Collateral, and for all costs, attorneys’ fees and other disbursements of Lender in connection with the foregoing. Undersigned agrees promptly to reimburse Lender for all such expenditures and until such reimbursement the amounts of such expenditures shall be considered a liability of Undersigned to Lender which is secured by this Agreement. In addition, Undersigned shall be liable for and agrees to pay Lender for all costs, attorneys’ fees and other disbursements of Lender as allowed by law or provided for herein in the enforcement or collection of any note, warranty or liability of Undersigned to Lender, or in the realization upon or the enforcement or collection of any account receivable, contract right, promissory note, chattel paper, instrument, document or other Collateral in which Lender has a security interest. Undersigned agrees to reimburse Lender for all such expenditures, and until such reimbursement the amount of such expenditures shall be considered a liability of Undersigned to lender which is secured by this Agreement.

2. Right of Offset. Any property, tangible or intangible of Undersigned in possession of Lender at any time during the term hereof, or any indebtedness due from Lender to Undersigned and any deposit or credit balances due from Lender to Undersigned, or any of the foregoing of any party hereto, is pledged to secure payments hereof and may at any time while the whole or any part of Undersigned’s indebtedness to Lender remains unpaid, whether before or after maturity thereof, be appropriated, held or applied toward the payment of any obligation of Undersigned to Lender.

3. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Oklahoma, except to the extent that the UCC provides for application of the law where the Debtor or the collateral is located (if other than Oklahoma) as the case may be.

4. Waivers. No act, delay or omission, including Lender’s waiver of remedy because of any default hereunder, shall constitute a waiver of any of the Lender’s rights and remedies under this agreement between the parties. All rights and remedies of Lender are cumulative and may be exercised singularly or concurrently, and the exercise of any one or more remedy will not be a waiver of any other. No waiver, change, modification or discharge of any of Lender’s rights or of Undersigned’s duties as so specified or allowed will be effective unless in writing and signed by a duly authorized officer of Lender, and any such waiver will not be a bar to the exercise of any right or remedy on any subsequent default, Undersigned hereby waives: (a) all demands and notices of any action taken by Lender under this Agreement or any other agreement between the parties or in connection with any notes; (b) any indulgence Agreement or any other of Lender; and (c) any substitution for, exchange of, or release of all or any part of the Collateral or of other collateral securing obligations of Borrower to Lender. Undersigned also consents to the addition or release of person liable on any obligation of Borrower to Lender.
5. Agreement Binding on Assigns. This Agreement shall insure to the benefit of the successors and assigns of Lender and shall be binding upon the heirs, executors, administrators, successors and assigns of Undersigned.
6. Rights of Lender Assignable. Lender at any time and at its option may pledge, transfer or assign its rights under this Agreement in whole or in part, and any pledge, transferee or assignee shall have all the rights of Lender as to the rights or parts thereof so pledged, transferred or assigned. The rights of the Undersigned hereunder may not be assigned.
7. Joint and Several Responsibility of Debtor. If more than one Undersigned executes this Agreement, their responsibility hereunder shall be joint and several and the reference to Undersigned herein shall be deemed to refer to each Undersigned signing this Agreement.
8. Severability of Provisions. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.
9. Copies. A carbon, photographic, or other reproduction of this Security Agreement or of any financing statement prepared or filed with respect hereto is sufficient as a financing statement.
10. Notice of Name Change, etc. Undersigned will immediately notify Lender of any change in his, her, or their name, identity, or organizational or corporate structure.

EXHIBIT “A”

Cert. #OKS11992	3,600	shares	February 10, 2004
Cert. #OKS11228	4,000	shares	December 20, 1996
Cert. #OKS7683	3,000	shares	December 28, 1994
Cert. #OKS3440	28,570	shares	December 31, 1992
Cert. #OKS3509	1,425	shares	December 31, 1992
Cert. #OKS3510	1,425	shares	December 31, 1992
Cert. #OKS3511	28,570	shares	December 31, 1992
Cert. #OKS3527	1,425	shares	December 31, 1992
Cert. #OKS3539	1,425	shares	December 31, 1992
Cert. #OKS10860	5,000	shares	December 16, 1995
Cert. #OKS11460	5,000	shares	December 31, 1975
Cert. #OKS12022	3,600	shares	April 22, 2004
Total	______ 87,040